Results of Shareholder Meeting (Unaudited)
At a special meeting of shareholders of MFS Research Fund, which was held on October 19, 2001, the following actions were taken:

Item 1. To elect a Board of Trustees.
                                                Number of Shares

Nominee                                      For        Withhold Authority
Jeffrey L. Shames                       168,897,857           3,288,408
John W. Ballen                          168,921,318           3,264,947
Lawrence H. Cohn, M.D.                  168,883,407           3,302,858
The Hon. Sir J. David Gibbons, KBE      168,746,115           3,440,150
William R. Gutow                        168,897,072           3,289,193
J. Atwood Ives                          168,929,796           3,256,469
Abby M. O'Neill                         168,842,866           3,343,399
Lawrence T. Perera                      168,898,164           3,288,101
William J. Poorvu                       168,919,629           3,266,636
Arnold D. Scott                         168,951,874           3,234,391
J. Dale Sherratt                        168,899,344           3,286,921
Elaine R. Smith                         168,908,392           3,277,873
Ward Smith                              168,761,569           3,424,696

Item 2. To authorize the Trustees to adopt an Amended and Restated Declaration of Trust.

                                    Number of Shares

For                                 200,248,358
Against                               5,362,005
Abstain                               8,043,928
Broker Non-votes                     19,350,395

Item 3. To amend, remove or add certain fundamental investment policies.

                                    Number of Shares

For                                 128,026,467
Against                               8,134,243
Abstain                               5,648,619
Broker Non-votes                     30,376,936

Item 4. To approve a new investment advisory agreement with Massachusetts Financial Services Company.

                                    Number of Shares

For                                 163,997,221
Against                               3,131,754
Abstain                               5,057,290

Item 5. To ratify the selection of Deloitte & Touche, LLP as the independent public accountants to be employed by the Trust for the fiscal year ending September 30, 2002.

                                    Number of Shares

For                                 166,563,965
Against                               1,403,746
Abstain                               4,218,554